SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY
Exhibit 21 to Form 10-K

	State of Jurisdiction	Percentage of Voting
Name of Subsidiary	of Incorporation	Securities Owned
Atto BioScience, Inc.	Delaware	100%
AutoCyte Australia Pty Ltd	Australia	100	%(1)
AutoCyte NC, LLC	North Carolina	100	%(1)
B-D (Cambridge U.K.) Ltd.	United Kingdom	100	%(1)
BD Biosciences, Systems and Reagents Inc.	California	100%
BD Holding S. de R.L. de C.V.	Mexico	100	%(1)
BD Matrex Holdings, Inc.	Delaware	100%
BD Norge AS	Norway	100	%(1)
BD Ophthalmic Systems Limited	United Kingdom	100	%(1)
BD Rapid Diagnostic (Suzhou) Co., Ltd.	China	100	%(1)
BD (West Africa) Limited	Ghana	100	%(1)
BDX INO LLC	Delaware	100%
Becton Dickinson A/S	Denmark	100	%(1)
Becton Dickinson AcuteCare Holdings, Inc.	Delaware	100%
Becton Dickinson AcuteCare, Inc.	Massachusetts	100	%(1)
Becton Dickinson Advanced Pen Injection Systems GmbH	Switzerland	100	%(1)
Becton Dickinson Argentina S.R.L.	Argentina	100	%(1)
Becton Dickinson Asia Limited	Hong Kong	100	%(1)
Becton Dickinson Asia Pacific Limited	British Virgin Islands	100%
Becton Dickinson Austria GmbH	Austria	100	%(1)
Becton Dickinson Benelux N.V.	Belgium	100	%(1)
Becton Dickinson Canada Inc.	Canada	100	%(1)
Becton Dickinson Caribe Ltd.	Cayman Islands	100	%(1)
Becton Dickinson Catheter Systems Singapore Pte Ltd.	Singapore	100	%(1)
Becton Dickinson Croatia LLC	Croatia	100	%(1)
Becton Dickinson de Colombia Ltda.	Colombia	100	%(1)
Becton Dickinson Critical Care Systems Pte Ltd.	Singapore	100	%(1)
Becton Dickinson Czechia s.r.o.	Czech Republic	100	%(1)
Becton Dickinson del Uruguay S.A.	Uruguay	100	%(1)
Becton Dickinson Distribution Center N.V.	Belgium	100	%(1)
Becton Dickinson East Africa Ltd.	Kenya	100	%(1)
Becton Dickinson Finance B.V.	Netherlands	100	%(1)
Becton Dickinson Foreign Sales Corporation	Barbados	100	%(1)
Becton Dickinson Guatemala S.A.	Guatemala	100	%(1)
Becton Dickinson Hellas S.A.	Greece	100	%(1)
Becton Dickinson Hungary Kft.	Hungary	100	%(1)
Becton Dickinson India Private Limited	India	100	%(1)
Becton Dickinson Infusion Therapy AB	Sweden	100	%(1)
Becton Dickinson Infusion Therapy B.V.	Netherlands	100	%(1)
Becton Dickinson Infusion Therapy Holdings AB	Sweden	100	%(1)
Becton Dickinson Infusion Therapy Holdings Inc.	Delaware	100%

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

	State of Jurisdiction	Percentage of Voting
Name of Subsidiary	of Incorporation	Securities Owned
Becton Dickinson Infusion Therapy Systems Inc., S.A. de C.V.	Mexico	100	%(1)
Becton Dickinson Infusion Therapy UK	United Kingdom	100	%(1)
Becton Dickinson Infusion Therapy Systems Inc.	Delaware	100%
Becton Dickinson Infusion Therapy Holdings UK Limited	United Kingdom	100	%(1)
Becton Dickinson Insulin Syringe, Ltd.	Cayman Islands	100	%(1)
Becton Dickinson Ithalat Ihracat Limited Sirketi	Turkey	100	%(1)
Becton Dickinson Korea Holding, Inc.	Delaware	100%
Becton Dickinson Korea Ltd.	Korea	100	%(1)
Becton Dickinson Malaysia, Inc.	Oregon	100%
Becton Dickinson (Mauritius) Limited	Mauritius	100%
Becton Dickinson Medical (S) Pte Ltd.	Singapore	100	%(1)
Becton Dickinson Medical Devices Co. Shanghai Ltd.	P.R.C.	100	%(1)
Becton Dickinson Medical Devices Co. Ltd., Suzhou	P.R.C.	100%
Becton Dickinson Medical Products Pte. Ltd.	Singapore	100%
Becton Dickinson Ltd.	New Zealand	100	%(1)
Becton Dickinson O.Y.	Finland	100	%(1)
Becton Dickinson Overseas Services Ltd.	Nevada	100%
Becton Dickinson Pen Limited	Ireland	100	%(1)
Becton Dickinson Penel Limited	Cayman Islands	100	%(1)
Becton Dickinson Philippines, Inc.	Philippines	100	%(1)
Becton Dickinson Polska Sp.z.o.o.	Poland	100	%(1)
Becton Dickinson Pty. Ltd.	Australia	100	%(1)
Becton Dickinson (Pty) Ltd.	South Africa	100	%(1)
Becton Dickinson Sdn. Bhd.	Malaysia	100	%(1)
Becton Dickinson Service (Pvt.) Ltd.	Pakistan	100%
Becton Dickinson Sample Collection GmbH	Switzerland	100	%(1)
Becton Dickinson Slovakia s.r.o.	Slovakia	100	%(1)
Becton Dickinson (Thailand) Limited	Thailand	100	%(1)
Becton Dickinson Venezuela, C.A.	Venezuela	100	%(1)
Becton Dickinson Venture LLC	Delaware	100%
BD Ventures LLC	New Jersey	100%
Becton Dickinson Vostok LLC	Russia	100	%(1)
Becton Dickinson, S.A.	Spain	100	%(1)
Becton Dickinson (Royston) Limited	United Kingdom	100	%(1)
Becton, Dickinson A.G.	Switzerland	100	%(1)
Becton, Dickinson Aktiebolag	Sweden	100	%(1)
Becton, Dickinson and Company, Ltd.	Ireland	100	%(1)
Becton, Dickinson B.V.	Netherlands	100	%(1)
Becton, Dickinson de Mexico, S.A. de C.V.	Mexico	100	%(1)
Becton Dickinson France S.A.S.	France	100	%(1)
Becton Dickinson GmbH	Germany	100	%(1)
Becton, Dickinson Industrias Cirurgicas, Ltda.	Brazil	100	%(1)
Becton, Dickinson Italia S.p.A.	Italy	100	%(1)
B-D U.K. Holdings Limited	United Kingdom	100	%(1)
Becton Dickinson U.K. Limited	United Kingdom	100	%(1)
Bedins Vermont Indemnity Company	Vermont	100%
Benex Ltd.	Ireland	100	%(1)

SUBSIDIARIES OF BECTON, DICKINSON AND COMPANY

	State of Jurisdiction	Percentage of Voting
Name of Subsidiary	of Incorporation	Securities Owned
BioVenture Centre Pte. Ltd.	Singapore	92%
BTP Immunization Systems, LLC	New Jersey	100%
Cell Analysis Systems, Inc.	Illinois	100	%(1)
Clontech Laboratories UK Limited	United Kingdom	100	%(1)
Corporativo BD de Mexico, S. de R.L. de C.V.	Mexico	100	%(1)
Critical Device Corporation	California	100%
Cytopeia	Washington	100	%(1)
D.L.D., Ltd.	Bermuda	100	%(1)
Dantor S.A.	Uruguay	100	%(1)
Difco Laboratories Incorporated	Michigan	100%
Difco Laboratories Limited	United Kingdom	100	%(1)
Discovery Labware, Inc.	Delaware	100%
Distribuidora BD Mexico, S.A. de C.V.	Mexico	100	%(1)
Procesos para Esterilizacion, S.A. de C.V.	Mexico	100	%(1)
Franklin Lakes Enterprises, L.L.C.	New Jersey	100%
GeneOhm Sciences, Inc.	Delaware	100%
GeneOhm Sciences Canada Inc.	Canada	100	%(1)
GeneOhm Sciences Europe, N.V.	Belgium	100	%(1)
Healthcare Holdings in Sweden AB	Sweden	100	%(1)
IBD Holdings LLC	Delaware	50	%(1)
Johnston Laboratories, Inc.	Maryland	100	%(1)
Luther Medical Products, Inc.	California	100	%(1)
Staged Diabetes Management LLC	New Jersey	50	%(1)
Matrex Salud, de R.L. de C.V.	Mexico	50	%(1)
Med-Safe Systems, Inc.	California	100%
Nippon Becton Dickinson Company, Ltd.	Japan	100	%(1)
PharMingen	California	100%
Phase Medical, Inc.	California	100	%(1)
Plasso Technology Limited	United Kingdom	100	%(1)
PreAnalytiX GmbH	Switzerland	50	%(1)
Promedicor de Mexico, S.A. de C.V.	Mexico	100	%(1)
Saf-T-Med Inc.	Delaware	100%
TriPath Imaging	Delaware	100%
TriPath Imaging Europe bvba	Belgium	100	%(1)
TriPath Oncology, Inc.	Delaware	100	%(1)

(1)	owned by a wholly-owned subsidiary of Becton, Dickinson and Company